UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

Sajan, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51560	41-1881957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd.
River Falls, Wisconsin		54022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 426-9505

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 4, 2010, Sajan, Inc. (the “Company”) appointed Timothy Clayton, age 55, as Chief Financial Officer.  Mr. Clayton will replace Shannon Zimmerman, the Company’s President and Chief Executive Officer, who has served as Interim Chief Financial Officer since completion of the Company’s merger with MathStar, Inc. on February 23, 2010.

Mr. Clayton is a founding principal of Emerging Capital, LLC, a specialized management consulting firm providing advisory services in the areas of strategic planning, mergers and acquisitions, capital formation, corporate governance and CFO-related activities.  Prior to establishing Emerging Capital, Mr. Clayton served as Executive Vice President, Chief Financial Officer and Treasurer of Building One Services Corporation, a publicly traded national provider of facility services. Prior to that, Mr. Clayton worked for 21 years at Price Waterhouse, LLP, serving as an audit partner for nine years.  In this role, he was responsible for audit, acquisition support and business advisory services for a variety of clients.  Mr. Clayton has a B.A. in Accounting from Michigan State University, and is a Certified Public Accountant.

Mr. Clayton’s employment agreement (“Employment Agreement”) provides for an annual base salary of $175,000.  Mr. Clayton will be eligible to receive bonus payments from time to time, in an amount determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Clayton was granted stock options to purchase 250,000 shares of the Company’s common stock.  The stock options will be exercisable at the fair market value of the Company’s common stock on the date of grant, will vest in equal installments on June 1, 2011, 2012, 2013, and 2014 and expire 10 years from the date of the grant.  Upon a Change of Control (as such term is defined in the Employment Agreement), all unvested stock options will become vested.  Under the Employment Agreement, Mr. Clayton is subject to traditional non-competition and employee non-solicitation restrictions during the term of his employment with the Company and for one year following his termination of employment with the Company for any reason.  The Employment Agreement may be terminated by either party upon written notice.  In the event the Company terminates Mr. Clayton’s employment for any reason not constituting Cause or Mr. Clayton terminates his employment for Good Reason (as such terms are defined in the Employment Agreement), the Company will pay his base salary through the date of termination and will provide the following benefits: (i) severance pay equal to six months of his ending base salary and (ii) immediate vesting of all stock options that are due to be vested within six months from the date of termination.

The foregoing description of Mr. Clayton’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference to this Item 5.02.

Item 7.01  Regulation FD Disclosure.

A copy of the news release relating to the Company’s employment agreement with Mr. Clayton, as described in Item 5.02 above, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of August 4, 2010, by and between the Company and Timothy Clayton.
99.1	News release dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.
(Registrant)

Date: August 6, 2010	/s/ SHANNON ZIMMERMAN
Shannon Zimmerman
President and Chief Executive Officer

SAJAN, INC.
FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of August 4, 2010, by and between the Company and Timothy Clayton.
99.1	News release dated August 5, 2010.